UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2013

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0742

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on November 21, 2013.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 24, 2013.  The final results of the stockholder votes are as follows:

Proposal 1 – Election of Directors

The stockholders approved the election of directors as follows:

Name	For	Withhold	Broker non- votes
Charles E. Weller	1,779,538	1,074,288	904,716
Donald L. Mallorey	1,766,866	1,086,960	904,716
Michael L. Reed	1,776,610	1,077,216	904,716

Proposal 2 – Ratification of the Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending June 30, 2014 as follows:

For	3,239,161
Against	467,235
Abstain	52,146
Broker non-votes	—

Proposal 3 – Advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement

The stockholders approved an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement, as follows:

For	1,727,759
Against	1,117,584
Abstaiin	8,483
Broker non-votes	904,716

Proposal 4 – Advisory, non-binding resolution with respect to the frequency that stockholders will vote on our executive compensation

The stockholders voted on an advisory, non-binding resolution with respect to the frequency that stockholders will vote on our executive compensation, as follows:

One Year	2,450,237
Two Years	100,586
Three Years	74,964
Abstain	228,039
Broker non-votes	904,716

Item 9.01	Financial Statements and Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.
DATE: November 22, 2013	By:	/s/ David A. Miller
David A. Miller
Senior Vice President and Chief Financial Officer